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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Nonstatutory Stock Option Plan of Symyx Technologies, Inc. of our report dated January 25, 2001, with respect to the financial statements of Symyx Technologies, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
February 1, 2002